                       PETROLEUM HEAT AND POWER CO., INC.

                                 Exchange Offer
                                to holders of its

                       10 1/8% Subordinated Notes due 2003

                     9 3/8% Subordinated Debentures due 2006

                    12 1/4% Subordinated Debentures due 2005


To Our Clients:

         Enclosed for your consideration is an Offering Circular dated August 26, 1998 (as the same may be amended or supplemented from time to time, the "Offering Circular") and forms of Letters of Transmittal, Consent and Proxy (the "Letters of Transmittal"), pursuant to which Petroleum Heat and Power Co., Inc., a Minnesota corporation ("Petro" or the "Company"), is offering, upon the terms and subject to the conditions set forth in the Offering Circular and the accompanying Letters of Transmittal (which together constitute the "Exchange Offers") to exchange any and all its securities set forth above for the following securities of the Company:


For Each $1,000 Principal Amount of:                            The Holder Will Receive:
------------------------------------                            ------------------------
10 1/8% Subordinated Notes due 2003                $1,000 principal amount of the Company's 10 1/8% Senior
(the "Old 101/8% Notes")                           Subordinated Notes due 2003 (the "New 10 1/8% Notes")
                                                   plus 3.3732 shares of the Company's 1998 Junior
                                                   Convertible Preferred Stock (the "New Junior Preferred
                                                   Stock")

9 3/8% Subordinated Debentures due 2006            $1,000 principal amount of the Company's 9 3/8% Senior
(the "Old 9 3/8% Debentures")                      Subordinated Debentures due 2006 (the "New 9 3/8%
                                                   Debentures") plus 3.3732 shares of New Junior
                                                   Preferred Stock

12 1/4% Subordinated Debentures due 2005           $1,000 principal amount of the Company's 12 1/4% Senior
(the "Old 12 1/4% Debentures")                     Subordinated Debenture due 2005 (the "New 12 1/4%
                                                   Debentures") plus 3.3732 shares of New Junior Preferred
                                                   Stock


         The Old 10 1/8% Notes, the Old 9 3/8% Debentures and the Old 12 1/4% Debentures are sometimes collectively referred to herein as the "Old Debt Securities." The New 10 1/8% Notes, the New 9 3/8 % Debentures and the
New 12 1/4% Debentures are sometimes collectively referred to herein as the "New Debt Securities."

         The material is being forwarded to you as the beneficial owner of Old Debt Securities carried by us for your account or benefit but not registered in your name. A tender of any Old Debt Securities may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Old Debt Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Old Debt Securities in the Exchange Offers.

         Accordingly, we request instructions as to whether you wish to tender any or all such Old Debt Securities held by us for your account, pursuant to the terms and conditions set forth in the Offering Circular and Letters of Transmittal. We urge you to read carefully the Offering Circular and Letters of Transmittal before instructing us to tender your Old Debt Securities.

         Your instructions to us should be forwarded as promptly as possible in order to permit us to tender your Old Debt Securities on your behalf in accordance with the provisions of the Exchange Offers. The Exchange Offers will expire at 5:00 p.m., New York City time, on September 24, 1998, unless extended (the "Expiration Date"). Old Debt Securities tendered pursuant to the Exchange Offers may be withdrawn, subject to the procedures described in the Offering Circular, at any time until the Minimum Debt Exchanges (as such term is defined in the Offering Circular) have been received and accepted by the Company.

Your attention is directed to the following:

         1. The terms of the New Debt Securities are identical to the terms of the Old Debt Securities, except that (i) the New Debt Securities will be senior in right of payment to any Old Debt Securities that remain outstanding after the consummation of the Exchange Offers, and (ii) the New Debt Securities grant the Company the right to redeem such Securities for cash on or before April 1, 1999 in connection with the closing of the proposed Star Gas Transaction for the following prices plus accrued but unpaid interest thereon through the date of redemption.


New Debt Security                  Redemption Price
-----------------                  ----------------
                                   (Plus accrued but unpaid interest)
New 10 1/8% Notes                   100% of face value
New 9 3/8% Debentures               100% of face value
New 12 1/4% Debentures             103.5% of face value


         2. THE EXCHANGE OFFERS ARE SUBJECT TO CERTAIN CONDITIONS, SEE "THE EXCHANGE OFFERS--CONDITIONS" IN THE OFFERING CIRCULAR.

         3. The Exchange Offers will expire at 5:00 p.m., New York City time, on September 24, 1998, unless extended.

         4. The Company has agreed to pay the expenses of the Exchange Offers except as provided in the Offering Circular and the Letters of Transmittal.

         5. Any transfer taxes incident to the transfer of Old Debt Securities from the tendering Holder to the Company will be paid by the Company, except as provided in the Offering Circular and the Letters of Transmittal.

         6. Holders of Old Debt Securities who validly tender their Old Debt Securities will be deemed to have given their Consent with respect to such Old Debt Securities to the Old Debt Amendments.

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         7. Holders of Old Debt Securities who validly tender their Old Debt
Securities will be deemed to have irrevocably made, constituted and appointed the Company, the attorney and proxy of the Holder, with full power of substitution, to attend, and vote all of the shares of New Junior Preferred Stock to be issued to the Holder pursuant to the Exchange Offers at, any stockholder's meeting of the Company (or to execute a written consent) in favor of the Star Gas Transaction. This power of attorney and all authority hereby conferred is coupled with an interest and shall be irrevocable pursuant to Minnesota statutes Section 302A.449, Subd.2 and shall not be terminated prior to 5:00 p.m. New York City time on April 1, 1999.

         The Exchange Offers are not being made to nor will exchange be accepted from or on behalf of holders of Old Debt Securities in any jurisdiction in which the making of the Exchange Offers or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

         If you wish to have us tender any or all of your Old Debt Securities held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letters of Transmittal are furnished to you for informational purposes only and may not be used by your to tender Old Debt Securities held by us and registered in our name for your account or benefit.

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                                  INSTRUCTIONS

         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offers of Petroleum Heat and Power Co., Inc., including the Offering Circular and the Letters of Transmittal.

         This form will instruct you to exchange the aggregate number of shares Old Debt Securities indicated below (or, if no aggregate number amount is indicated below, all Old Debt Securities) held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Offering Circular and Letters of Transmittal.

--------------------------------------------------------------------------------
          Please tender the following Old Debt Securities held by you for the account of the undersigned:
--------------------------------------------------------------------------------

              Old Debt Securities                    Principal Amount
              -------------------                    ----------------
[] 10 1/8% Subordinated Notes due 2003                $
[] 9 3/8% Subordinated Debentures due 2006            $
[] 12 1/4% Subordinated Debentures due 2005          $


--------------------------------------------------------------------------------


I (we) understand that if I (we) sign these instruction forms without indicating an aggregate number of shares of Old Debt Securities in the space above, all Old Debt Securities held by you for my (our) account will be exchanged.


-------------------------------------
Signature(s)

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------
(Please print name(s) and address above)
Dated:          , 1998


-------------------------------------
(Area Code & Telephone Number)

-------------------------------------
(Taxpayer Identification or Social
Security Number)

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